EXHIBIT 10.12

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

DONELSON CORPORATE CENTRE

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made of as April 28th, 2005 by and among Donelson Corporate Centre, L.P., a Tennessee limited partnership (“Landlord”), Automated License Systems Inc., a Tennessee Corporation (“Tenant”) and James P. Wilson, III and Sarah S. Wilson, (“Limited Guarantors”), under the following circumstances:

A. Landlord, Tenant and Guarantors have entered into that certain Office Lease Agreement dated as of September 24, 1999 (the “Lease”), whereby Landlord leases to Tenant approximately 20,439 rentable square feet of space (the “Premises”) on the third floor of Building Two, Donelson Corporate Centre, 3055 Lebanon Road, Davidson County, Tennessee.

B. Landlord and Tenant wish to amend the Lease in order to amend the size, location and configuration of the Premises and to modify certain other terms of the Lease as set forth herein.

C. Guarantor is willing to acknowledge and consent to this Amendment by joining in the execution hereof as hereinafter provided.

NOW THEREFORE, in consideration of the Premises and the agreements and covenants hereinafter set form, Landlord, Tenant and Guarantor agree and acknowledge that the Lease is amended as follows:

1. Defined Terms. Any capitalized term not expressly defined in this Amendment shall have the definition for such term set forth in the Lease.

2. Premises.

(a) As of May 1, 2005 3,055 square feet of Net Rentable Area on the second floor of Building Three of Donelson Corporate Centre as shown on Exhibit A attached hereto (the “Building Two Space”) shall be added to the Premises and shall be known as the “Additional Premises.”

(b) As of May 1, 2005, the total Net Rentable Area of the Premises and the Additional Premises shall be 23,494 square feet.

3. Rent. Tenant shall pay Base Rental for the Additional Premises commencing on May 1, 2005 (the Additional Premises Commencement Date) and continuing for four consecutive calendar months terminating on August 31st, 2005 at the rate of $16.25 per square foot of Net Rentable Area.

4. Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term of this Lease as to the Additional Premises shall commence on the May 1, 2005 and shall expire 4 consecutive months later on August 31, 2005. Upon expiration of this Lease as to the Additional Premises, in the absence of agreement to the contrary, the parties shall revert to the original Lease referred to in paragraph A. above, as to the Net Rentable Area encompassed therein, for the remainder of its term.

4. Tenant Improvements. Tenant accepts the Additional Premises “as is, where is”. There shall be no Tenant Improvement Allowance.

5. Cubicles in Additional Premises. Landlord owns ten (10) cubicles that are currently in the Additional Premises. Landlord will remove two (2) of those cubicles, leaving the remaining eight (8) cubicles intact and in usable condition, and will permit Tenant to use the remaining cubicles during the Term for the Additional Premises.

5. Continuing Effect: Conflict. (a) Except as amended hereby, the Lease shall remain in full force and effect, including without limitation, the provisions regarding expiration date of the initial term of the Lease and any rights that Tenant may have to extend the term thereof.

(b) In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

6. Joinder of Guarantor. Guarantor joins in the execution of this Amendment in order to evidence its acknowledgement of and consent to the terms hereof and for no other purpose.

THIS AMENDMENT is signed and is effective as of the date first above written.

LANDLORD:

Donelson Corporate Centre, L.P.

By:	JS Development, LLC, general partner

By:	/s/ Floyd Shechter
Floyd Shechter Managing Member

TENANT:

Automated License Systems, Inc.

By:	/s/ James P. Wilson III
James P. Wilson, III, Chairman

LIMITED GUARANTORS:

/s/ James P. Wilson III
James P. Wilson, III

/s/ Sarah S. Wilson
Sarah S. Wilson

Exhibit A

[Attach drawing of Building Three Space]